Exhibit 99.1

Virtuix Reports Third Quarter and Nine-Month Fiscal 2026 Financial Results

Net Sales up 41% to $3.0 Million in Nine Months Ended December 31, 2025

Gross Margin Increased by 46% and Operating Expenses Decreased by 45%

Strategic Collaboration with Meta and Global Expansion Accelerate Omni One Adoption and Scale

AI-Enabled Defense Training and Enterprise Applications Advance Multi-Use Growth Strategy

Virtuix Rang the Nasdaq Closing Bell on March 4, 2026

Management to Host Conference Call Today at 8:30 a.m. Eastern Time

AUSTIN, TEXAS – March 5, 2026 – Virtuix Holdings Inc. (NASDAQ: VTIX) (the “Company”), a leading developer of full-body virtual reality systems, today reported financial and operational results for the three and nine months ended December 31, 2025.

Figures presented herein are approximate and have been minimally rounded for readability. Investors should refer to the accompanying financial statements and the Company’s Quarterly Report on Form 10-Q for exact amounts.

Key Third Quarter and Nine-Month Fiscal 2026 Results and Subsequent Highlights

●	Net sales for the nine months ended December 31, 2025 were $3.0 million, an increase of $0.9 million or 41% from net sales of $2.1 million for the prior year period.

●	Gross margin for the nine months ended December 31, 2025, increased to 29% from (17%) in the prior year period.

●	Total operating expenses decreased $5.1 million, or 45%, to $6.3 million in the nine months ended December 31, 2025, from $11.4 million in the prior year period.

●	Net sales for the three months ended December 31, 2025 were $1.0 million, compared to $1.3 million in the prior year period. Notably, new orders for Omni One and Omni One Core systems increased 60% in December 2025 compared to December 2024, reflecting a strong 2025 holiday season. The overall higher revenue in the three months ended December 31, 2024 was primarily attributable to the fulfillment of a large backlog of Omni One preorders, accumulated since the start of the preorder period in August 2023, in Q3 FY2025, whereas revenues in Q3 FY2026 resulted from sales to newly acquired customers.

●	Gross margin for the three months ended December 31, 2025 increased to 30% from (2%) in the prior year period, driven by the price increase implemented in November 2024 and lower per-unit overhead costs.

●	Listed and began trading on the Nasdaq Global Market under the ticker symbol “VTIX” on January 27, 2026.

●	Joined the “Made for Meta” partnership program of Meta Platforms, Inc. to enable “Omni One” 360-degree treadmill compatibility with Meta Quest headsets and games, broadening Omni One’s addressable market to the world’s largest XR user base.

●	Expanded Omni One Core sales to Europe, marking a significant milestone in the Company’s international growth. European customers can now place orders across major markets including Germany, United Kingdom, France, and additional EU countries through Virtuix’s dedicated EU and UK storefronts, with initial shipments scheduled to begin between April 13 and April 24, 2026.

●	Demonstrated humanoid robot teleoperation using Omni One Enterprise in collaboration with the University of Central Florida’s Institute for Simulation & Training, highlighting Omni One’s ability to translate 360-degree natural walking into real-time robot teleoperation and training.

●	Highlighted the integration of AI-driven 3D reconstruction into the Virtual Terrain Walk (VTW) system for training and simulation in the defense industry, rapidly transforming real-world environments captured with 360-degree cameras into high-fidelity, photorealistic, and navigable 3D worlds, and announced the sale of test units to the U.S. Military Academy at West Point, the U.S. Air Force Academy, and Yokota Air Force Base.

●	Announced that Omni One is eligible for purchase with Health Savings Account (HSA) and Flexible Spending Account (FSA) funds through the Company’s partner, Truemed, allowing users to invest in their health while enjoying a fully immersive VR gaming experience. By using pre-tax HSA or FSA dollars, eligible buyers can save approximately 30% on their purchase, depending on their federal and state income tax.

●	Exhibited at CES 2026 in partnership with Pimax as part of a collaboration to demonstrate Omni One played with Pimax’s new Dream Air headset, highlighting the system’s seamless compatibility with PC VR and SteamVR games.

Management Commentary

“During the first nine months of fiscal year 2026, we made tremendous progress in advancing our mission of enabling natural, full-body movement in virtual worlds,” said Jan Goetgeluk, CEO of Virtuix. “Our revenue momentum has accelerated with 41% year-over-year growth to $3.0 million, driven by strong demand for Omni One and a successful 2025 holiday season. With manufacturing capacity scaled to support up to 3,000 units per month, representing approximately $100 million in annual revenue potential, we are well positioned to capture a growing share of the expanding consumer, enterprise, and defense markets.

“As the fiscal fourth quarter began, we transitioned from a private company to a publicly-traded business with the successful Nasdaq debut of Virtuix under the ticker “VTIX” on January 27, 2026, a milestone that validates our decade-long investment in our technology and provides us with access to capital and the market visibility to scale aggressively in 2026 and beyond.

“A strategic collaboration through the Made for Meta program is positioning Omni One to become compatible with Meta Quest headsets and content. This expands our addressable market to an estimated 6 million active Quest users and accelerates our goal of bringing full-body VR to a truly mass audience. We see this as a foundational step in making immersive, physically engaging VR experiences ubiquitous.

“Most recently, we expanded our enterprise and research footprint by collaborating with the University of Central Florida’s Institute for Simulation & Training to demonstrate a humanoid robot controlled in real time using Omni One Enterprise. This work highlights Omni One’s ability to translate natural 360-degree walking into intuitive teleoperation, and it reinforces our view that full-body movement capture can support emerging applications in embodied AI.

“Advancing the development of our Virtual Terrain Walk (VTW) system for the defense market with leading AI technologies, we believe, will allow us to supplement high-volume consumer sales with high-value defense contracts. Integration of AI-driven Gaussian splatting technology into VTW reduces the time required to create realistic virtual terrain from weeks or months to hours, enabling faster deployment of immersive simulations. VTW is seeing early adoption within defense organizations, with test units purchased by Yokota Air Force Base, the U.S. Air Force Academy, and the U.S. Military Academy at West Point.

“Looking ahead, we are highly focused on scaling our proprietary full-body movement technology, including international expansion of our consumer business. We recently launched Omni One Core across major European markets including Germany, United Kingdom, France, and additional EU countries through our dedicated EU and UK storefronts. We expect to further broaden Omni One’s reach to the world’s largest XR user base within Meta’s certified ecosystem of over 20 million Quest headsets. Through our multi-use strategy, we intend to complement potentially high-volume consumer sales with high-value enterprise and defense opportunities, including recurring revenues from software licensing and customized simulation development. We believe we are well positioned to achieve continued growth and create long-term value for our shareholders.

Finally, we had the honor of ringing the Nasdaq closing bell yesterday to mark the occasion of Virtuix’s listing as a public company. I would like to thank all those who watched the bell ringing webcast and everyone who attended the ceremony, including our team, members of the Board of Directors, management, family, and friends of Virtuix,” concluded Goetgeluk.

Nine-Month Fiscal 2026 Financial Results

Net sales for the nine months ended December 31, 2025, were $3.0 million, a 41% increase from sales of $2.1 million for the prior year period. The increase was primarily attributable to new sales of Omni One and the fulfillment of legacy Omni One preorders that were placed during a preorder period that ended in September 2024.

Gross profit in the nine months ended December 31, 2025, increased by $1.2 million to $0.9 million compared to gross loss of ($0.4) million in the prior year period. Gross margin as a percentage of revenues increased to 29% in the nine months ended December 31, 2025, from (17%) in the prior year period. The increase in gross margin was the result of an increase in the selling price of the complete Omni One system from $2,595 to $3,495 plus shipping, effective since November 2024, and the completion of the delivery of nearly all discounted units to equity crowdfunding investors.

Total operating expenses decreased by $5.1 million, or 45%, to $6.3 million in the nine months ended December 31, 2025, from $11.4 million in the nine months ended December 31, 2024. The decrease was primarily due to a decrease in General and Administrative Expenses of $4.7 million and a decrease in Research and Development expenses of $1.4 million, offset by an increase in Selling Expenses of $1.0 million.

Net loss for the nine months ended December 31, 2025 was ($6.9) million compared to ($12.0) million for the nine months ended December 31, 2024. The net loss for the nine months ended December 31, 2024 included a one-time non-cash stock-based compensation expense of approximately $4.7 million.

Cash and cash equivalents totaled $1.1 million as of December 31, 2025, compared to $0.5 million as of March 31, 2025.

Net cash used in operating activities was $5.5 million in the nine months ended December 31, 2025, compared to $6.3 million in the nine months ended December 31, 2024.

Third Quarter Fiscal 2026 Financial Results

Net sales for the three months ended December 31, 2025, were $1.0 million, a 24% decrease from sales of $1.3 million for the prior year period. Notably, new orders for Omni One and Omni One Core systems increased 60% in December 2025 compared to December 2024, reflecting a strong 2025 holiday season. The overall higher revenue in the three months ended December 31, 2024 was primarily attributable to the fulfillment of a large backlog of Omni One preorders, accumulated since the start of the preorder period in August 2023, in Q3 FY2025, whereas revenues in Q3 FY2026 resulted from sales to newly acquired customers.

Gross profit in the three months ended December 31, 2025, was $0.3 million compared to a gross loss of ($0.02) million in the prior year period. Gross margin as a percentage of revenues increased to 30% in the three months ended December 31, 2025, from (2%) in the prior year period. The improvement in gross margin reflects the increase in the selling price of Omni One and the completion of the delivery of nearly all discounted units to equity crowdfunding investors.

Total operating expenses increased by $0.3 million, or 17%, to $2.1 million in the three months ended December 31, 2025, from $1.8 million in the three months ended December 31, 2024. The increase was primarily due to higher Selling Expenses of $0.7 million compared to $0.2 million in the prior year period, partially offset by decreases in General and Administrative Expenses and Research and Development expenses.

Net loss for the three months ended December 31, 2025 was ($2.7) million compared to ($2.0) million for the three months ended December 31, 2024. The increase in net loss reflects increased interest expense and debt amortization costs associated with the Company’s convertible notes, and higher selling expenses, partially offset by the significant improvement in gross margin.

Third Quarter and Nine-Month Fiscal 2026 Financial Results Conference Call

Virtuix Founder, Chief Executive Officer, and Chairman Jan Goetgeluk and Chief Financial Officer Thomas McGinnis will host the conference call, followed by a question-and-answer period. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed following the call via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, March 5, 2026
Time:	8:30 a.m. Eastern time (5:30 a.m. Pacific time)
Dial-in:	1-877-425-9470
International Dial-in:	1-201-389-0878
Conference Code:	13758872
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1753424&tp_key=3f04306bbb

A telephone replay will be available approximately three hours after the call and will run through March 19, 2026, by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 13758872. The replay can also be viewed through the webcast link above, and the presentation utilized during the call will be available on the Company’s investor relations website here.

About Virtuix

Virtuix Holdings Inc. (NASDAQ: VTIX) is a leading manufacturer of full-body virtual reality systems for consumer, enterprise, and defense markets. The Company’s premier portfolio of “Omni” omni-directional treadmills enables players to walk and run 360 degrees inside video games and other virtual reality applications. With commitment to innovation, Virtuix continues to push the boundaries of XR and AI, delivering immersive experiences to users worldwide. For more information, visit virtuix.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

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Company Contact

Lauren Premo
Virtuix Holdings Inc.
press@virtuix.com

Investor Relations Contact

Chris Tyson
MZ Group
Direct: 949-491-8235
VTIX@mzgroup.us

VIRTUIX HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2025 AND MARCH 31, 2025

ASSETS

	December 31, 2025 (unaudited)	March 31, 2025
CURRENT ASSETS
Cash and cash equivalents	$1,074,638	$477,908
Receivables, net of allowance for credit losses	215,905	125,672
Inventory	1,380,265	1,456,249
Prepaids and other current assets	735,908	306,153
TOTAL CURRENT ASSETS	3,406,716	2,365,982

NONCURRENT ASSETS
Property and equipment	1,406,973	1,321,931
Less: accumulated depreciation	(988,351)	(857,028)
Net property and equipment	418,622	464,903

Intangibles	2,794,251	2,792,059
Less: accumulated amortization	(1,146,120)	(810,356)
Net intangibles	1,648,131	1,981,703
Investment in joint venture	40,619	40,689
Other assets	125,983	86,258
Right-of-use asset operating	715,603	835,488
TOTAL NONCURRENT ASSETS	2,948,958	3,409,041

TOTAL ASSETS	$6,355,674	$5,775,023

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

	December 31, 2025 (unaudited)	March 31, 2025
CURRENT LIABILITIES
Accounts payable	$1,275,992	$807,401
Accrued expenses	808,470	502,001
Deferred revenue	727,266	1,769,556
Gift card liability	448,087	-
Due to related party	21,798	40,000
Current portion of notes payable, net of discount and unamortized deferred loan costs	5,287,058	2,589,976
Current portion of EIDL loan	565	549
Lease liability - operating	175,420	204,051
TOTAL CURRENT LIABILITIES	8,744,656	5,913,534

LONG-TERM LIABILITIES
EIDL loan	23,661	24,087
Lease liability, net of current portion - operating	540,183	631,437
TOTAL LONG-TERM LIABILITIES	563,844	655,524
TOTAL LIABILITIES	9,308,500	6,569,058

STOCKHOLDERS’ (DEFICIT)
Preferred stock, $.001 par value, 50,000,000 and 29,300,000 shares authorized at December 31, 2025 and March 31, 2025, and 0 and 21,688,242 shares issued and outstanding at December 31, 2025 and March 31, 2025, respectively, with liquidation preferences respectively of $0 and $55,536,941 at December 31, 2025 and March 31, 2025	-	21,688
Class A common stock, $.001 par value, 300,000,000 and 37,000,000 shares authorized at December 31, 2025 and March 31, 2025 and 26,352,457 and 8,259,644 shares issued and outstanding at December 31, 2025 and March 31, 2025, respectively	26,352	8,259
Class B common stock, $.001 par value, 50,000,000 and 0 shares authorized at December 31, 2025 and March 31, 2025 and 4,500,000 and 0 shares issued and outstanding at December 31, 2025 and March 31, 2025, respectively	4,500	-
Additional paid-in capital	66,401,214	61,668,608
Accumulated deficit	(69,384,892)	(62,492,590)
TOTAL STOCKHOLDERS (DEFICIT)	(2,952,826)	(794,035)
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$6,355,674	$5,775,023

VIRTUIX HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2025 AND 2024 (UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024

NET SALES	$963,817	$1,264,122	$2,980,765	$2,110,889

COST OF GOODS SOLD	674,396	1,283,540	2,107,718	2,466,492

GROSS PROFIT (LOSS)	289,421	(19,418)	873,047	(355,603)

OPERATING EXPENSES
Selling expenses	733,662	245,512	2,129,111	1,151,749
General and administrative expenses	1,172,329	1,263,290	3,538,778	8,199,206
Research and development expenses	226,574	306,738	624,759	2,006,822

TOTAL OPERATING EXPENSES	2,132,565	1,815,540	6,292,648	11,357,777

LOSS FROM OPERATIONS	(1,843,144)	(1,834,958)	(5,419,601)	(11,713,380)

OTHER INCOME (EXPENSE)
interest income	272	885	571	1,341
Other income	5,275	(72)	5,445	3,171
Loss on extinguishment of debt			(122,864)	-
interest expense	(870,717)	(128,116)	(1,308,982)	(243,738)

TOTAL OTHER INCOME (EXPENSE)	(865,170)	(127,303)	(1,425,830)	(239,226)

PROVISION FOR INCOME TAX
Enterprise income tax expense	53	710	1,482	1,722
Delaware franchise tax	22,577	9,353	45,319	50,644
TOTAL PROVISION FOR INCOME TAX	22,630	10,063	46,801	52,366

SHARE OF GAIN (LOSS) IN JOINT VENTURE	-	1,711	(70)	(19,096)

NET LOSS	$(2,730,944)	$(1,970,613)	$(6,892,302)	$(12,024,068)

Weighted average common shares outstanding:
Basic and Diluted	30,839,238	8,250,643	20,275,350	8,210,643
Net loss per share:
Basic and Diluted	$(0.09)	$(0.24)	$(0.34)	$(1.46)

VIRTUIX HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2025 AND 2024 (UNAUDITED)

	Nine Months Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(6,892,302)	$(12,024,068)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	467,087	329,840
Amortization of discount on notes payable	939,162	7,720
Amortization of loan cost	13,537	-
Credit loss expense	39,622	21,309
Stock-based compensation	36,015	36,469
Loss on extinguishment of debt	122,884	-
Share of loss in joint venture	70	19,096
Stock issuance in exchange for services	232,577	4,647,500
(Increase) decrease in assets:
Prepaid expenses and other current assets	(429,756)	259,114
Accounts receivable	(129,855)	(109,386)
Other assets	(39,725)	(6,487)
Inventory	75,984	(1,034,272)
Operating lease right-of-use assets	142,120	208,181
Increase (decrease) in liabilities:
Accounts payable	468,591	349,488
Accrued expenses	154,518	194,910
Operating lease liabilities	(142,120)	(208,181)
Gift card liability	448,087	-
Deferred revenue	(1,042,290)	966,084
CASH USED IN OPERATING ACTIVITIES	(5,535,794)	(6,342,683)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchases of property and equipment	(85,042)	(113,150)
Cash paid for purchases of intangibles	(2,192)	(351,216)
CASH USED IN INVESTING ACTIVITIES	(87,234)	(464,366)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of preferred stock	1,945,352	2,389,680
Proceeds from SAFE notes	-	3,598,805
Payments on short-term notes payable	(443,186)	(303,498)
Payments on long-term notes payable	(410)	(230)
Proceeds from short-term notes payable	1,733,170	2,367,500
Payment for equity repurchase	-	(2,750)
Proceeds from convertible notes	3,000,000	-
Warrants exercised	3,034	88
Due from (to) related parties	(18,202)	(25,768)
CASH PROVIDED BY FINANCING ACTIVITIES	6,219,758	8,023,827

NET INCREASE IN CASH	596,730	1,216,778

CASH AT BEGINNING OF PERIOD	477,908	270,029

CASH AT END OF PERIOD	$1,074,638	$1,486,807